UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2013

Torvec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2013, the board of directors of Torvec, Inc. (the “Company”) designated William Mark McVea, Ph.D., the Company’s chief technology officer, as a named executive officer. Previously, on March 27, 2012, the Company had engaged Dr. McVea as its chief technology officer and agreed to compensate him in such capacity at a salary of $175,000 per annum. In addition, effective March 27, 2012, Dr. McVea was granted an option to acquire 250,000 shares of the Company’s $.01 par value common stock exercisable for a period of ten years at an exercise price of $.82 per common share. The option vests in 25% tranches on each successive anniversary of the date of grant.

In April 2012, the Company purchased various test equipment, office furniture, and supplies from KBE+, Inc., a consulting firm in which Dr. McVea was principal engineer and president, for a total of $162,500. We entered into a financing agreement with KBE+, Inc., whereby the Company is paying KBE+, Inc. over 24 months in equal monthly installments of approximately $6,800, beginning on May 1, 2012.

In addition, in May 2012, we purchased certain additional testing tools and supplies from KBE+, Inc. for approximately $5,700.

Dr. McVea’s designation as a named executive officer did not alter his compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.

March 6, 2013	By:	/s/ Robert W. Fishback
Robert W. Fishback
Chief Financial Officer and Principal Accounting Officer

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